                      Press Contact:             Ken Herz
                                                 212- 270-4621
                                                 John Stefans
                                                 212- 270-7438

                      Investor Contact:          John Borden
                                                 212- 270-7318




         New York, October 17, 1995 -- Chemical Banking Corporation today reported net income for the third quarter of $477 million, up 9 percent from net income of $439 million in the same period of 1994. Primary earnings per share increased 9 percent to $1.74, compared with $1.59 in the third quarter of 1994. Fully diluted earnings per share were $1.70, compared with $1.56 a year ago.

         For the first nine months of 1995, net income was $1.315 billion, an increase of 18 percent from $1.115 billion in the first nine months of 1994. Primary earnings per share were up 23 percent to $4.91 per share, compared with $3.98 per share in the comparable period of 1994. Fully diluted earnings per share were $4.62, compared with $3.92 a year ago.

         "This was an excellent quarter, with core earnings up more than 20 percent," said Walter V. Shipley, chairman and chief executive officer. "Gains in our global finance, regional banking and national consumer businesses led to another increase in the operating margin and further improvement in our efficiency ratio. We are solidly on track in achieving our announced performance goals."

         The  corporation's  return on average common  stockholders'  equity was
17.34 percent for the third quarter, compared with 16.92 percent a year ago. The efficiency ratio was 58 percent, compared with 63 percent for the third quarter of 1994. The corporation's estimated Tier I risk-based capital ratio was 7.9 percent at September 30, compared with 8.0 percent a year ago. At September 30, the estimated total risk-based capital ratio was 11.6 percent, compared with
12.0 percent a year ago.

NET INTEREST INCOME

         Net interest income for the third quarter was $1,197 million, compared with $1,177 million last year. The increase in net interest income is attributable to an increase in average interest-earning assets, to $143.2 billion, compared with $129.5 billion last year. The increase included $9.7 billion in loans, primarily to consumers.

         The net yield on average interest-earning assets was 3.34 percent in the third quarter, compared with 3.63 percent in the third quarter of 1994. The decline reflected narrower loan spreads and the impact of higher interest rates, partially offset by an increased contribution from noninterest-bearing funds.

NONINTEREST REVENUE

         Noninterest revenue for the third quarter was $977 million, compared with $984 million in the third quarter of 1994. The year-ago period included $80 million from the sale of emerging markets-related past-due interest bonds.

         Trust and investment management fees were $96 million, compared with $104 million last year, partly reflecting the accounting on an equity basis, beginning in 1995, of the shareholder services joint venture with Mellon Bank Corporation.

         Corporate finance and syndication fees were a record $157 million, up from $97 million in the third quarter a year ago, reflecting increases in global investment banking activities, especially loan syndications and new issues of high-yield securities. Fees for other financial services were $307 million, compared with $285 million in the third quarter of 1994, reflecting higher results from the credit card operation and increased brokerage fees.

         Combined noninterest revenues from all trading activities were $213 million in the third quarter, compared with $212 million in 1994. Net interest income related to trading activities in the third quarter of 1995 was $52 million, compared with $13 million in 1994.

         Securities gains in the third quarter were $47 million, compared with gains of $6 million in the third quarter of 1994, reflecting increased emphasis on securities investment activities in available-for-sale portfolios.

         Other noninterest revenue in the third quarter was $82 million, compared with $202 million a year ago. Revenues from equity and equity-related investments were $77 million, compared with $86 million in the same period a year ago. Other noninterest revenue also included a loss of approximately $36 million related to the disposition of developing market loans.

NONINTEREST EXPENSE

         Noninterest expense in the third quarter was $1,257 million, down 4 percent from $1,311 million in the third quarter of 1994, and compared with $1,248 million in the second quarter of 1995. The lower expense level in the third quarter reflects reduced FDIC premium expense of approximately $42 million when compared with 1994. Incentive costs were higher in the third quarter than a year ago as a result of stronger earnings and the vesting of various stock-based incentive plans due to the improvement in the corporation's stock price.

         Through the first nine months of 1995, the corporation is on target to meet or exceed its goal of flat expenses this year, benefiting from its margin improvement program.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

         The provision for losses was $122 million in the third quarter, compared with $100 million in the third quarter of 1994 and $120 million in the second quarter of 1995.

         Total net charge-offs were $147 million in the third quarter, compared with $125 million in the third quarter of 1994 and $145 million in the second quarter of 1995.

         At September 30, the total allowance for credit losses was $2,405 million, compared with $2,650 million on the same date a year ago.

NONPERFORMING ASSETS

         At September 30, total nonperforming assets were $1,047 million, down from $1,118 million at June 30 and down $1,146 million, from $2,193 million on September 30, 1994.

         Nonperforming loans at September 30 were $991 million, compared with $1,064 million at June 30 and $1,524 million a year ago. Assets acquired as loan satisfactions were $56 million at September 30, compared with $54 million at June 30 and down from $669 million on September 30, 1994.

OTHER FINANCIAL DATA

         On October 6, the corporation sold its banking operations in southern and central New Jersey to PNC Bank Corp. The transaction is not reflected in the corporation's third quarter results. The sale did not include Chemical's franchise in northeastern New Jersey, where it retains 39 branches and private banking operations.

         The corporation's effective tax rate was 40.0 percent and 41.5 percent in the third quarters of 1995 and 1994, respectively.

         The impact of marking "available for sale" securities to market resulted in a net unfavorable impact of approximately $135 million after-tax on the corporation's stockholders' equity at September 30, compared with a net unfavorable impact of $216 million after-tax at June 30. The market valuation does not include the impact of related funding sources.

         Total assets at September 30 were $187.9 billion, compared with $169.3 billion on the same date a year ago. Total loans at September 30 were $85.6 billion, compared with $77.1 billion at September 30, 1994, reflecting improving trends in loan growth, especially to consumers. At the end of the third quarter, total deposits were $96.8 billion, compared with $93.0 billion at September 30, 1994.

         The return on average total assets for the third quarter was 1.04 percent, compared with 1.03 percent in the same year-ago period.

         Book value per share was $41.90 at September 30, versus $38.29 per share on the same date a year ago.


                                                                 # # #

                                   UNAUDITED

                 CHEMICAL BANKING CORPORATION and Subsidiaries
                 (in millions, except per share and ratio data)

                                                                Three Months Ended                        Nine Months Ended
                                                                   September 30,                            September 30,
                                                                -------------------                       ------------------
                                                              1995                1994                  1995                  1994
                                                              ----                ----                  ----                  ----
EARNINGS:
--------
Income Before Effect of Accounting Change              $       477         $       439           $     1,326           $     1,115
Effect of Change in Accounting Principle                        --                  --                   (11)(b)                --
                                                       -----------         -----------           -----------           -----------
Net Income                                             $       477         $       439           $     1,315           $     1,115
                                                       ===========         ===========           ===========           ===========
Net Income Applicable to Common Stock                  $       452         $       396           $     1,234           $     1,007
                                                       ===========         ===========           ===========           ===========

INCOME PER COMMON SHARE:(a)
-----------------------
Primary:
    Income Before Effect of Accounting Change          $      1.74         $      1.59           $      4.95           $      3.98
    Effect of Change in Accounting Principle                    --                  --                 (0.04)(b)                --
                                                       -----------         -----------           -----------           -----------
    Net Income                                         $      1.74         $      1.59           $      4.91           $      3.98
                                                       ===========         ===========           ===========           ===========
Assuming Full Dilution:
    Income Before Effect of Accounting Change          $      1.70         $      1.56           $      4.66           $      3.92
    Effect of Change in Accounting Principle                    --                  --                 (0.04)(b)                --
                                                       -----------         -----------           -----------           -----------

    Net Income                                         $      1.70         $      1.56           $      4.62           $      3.92
                                                       ===========         ===========           ===========           ===========

Book Value at September 30,                            $     41.90         $     38.29           $     41.90           $     38.29
Market Value at September 30,                          $     60.88         $     35.00           $     60.88           $     35.00
Common Stock Dividends Declared(c)                     $      0.50         $      0.44           $      1.44           $      1.20

COMMON SHARES OUTSTANDING:
-------------------------
Average Common and Common Equivalent Shares                  260.1               248.6                 251.3                 253.0
Average Common Shares Assuming Full Dilution                 266.1               256.3                 268.8                 260.6
Common Shares at Period End                                  252.5               244.4                 252.5                 244.4

PERFORMANCE RATIOS: (Average Balances)(d)
------------------
Return on Assets                                              1.04%               1.03%                 0.98%                 0.90%
Return on Common Stockholders' Equity                        17.34%              16.92%                16.87%                14.36%
Return on Total Stockholders' Equity                         16.33%              16.14%                15.79%                13.55%

CAPITAL RATIOS AT SEPTEMBER 30:
------------------------------
Common Stockholders' Equity to Assets                                                                    5.6%                  5.5%
Total Stockholders' Equity to Assets                                                                     6.3%                  6.4%
Tier 1 Leverage (e)                                                                                      6.2%                  6.3%
Risk-Based Capital:(e)
    Tier 1 (4.0% required)                                                                               7.9% *                8.0%
    Total (8.0% required)                                                                               11.6% *               12.0%

(a) Effective with the 1995 second quarter, the Corporation changed its reporting of earnings per share ("EPS") for all periods from "simple" EPS (which is based solely on the average number of common shares outstanding) to reporting "primary" and "fully diluted" EPS (which are based on the average number of common and common equivalent shares outstanding). Previously, the Corporation reported simple EPS, since the differences between simple EPS and primary EPS or simple EPS and fully diluted EPS were not material (less than 3%).

(b) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to the Corporation's foreign plans.

(c) The Corporation increased its quarterly common stock dividend to $0.50 per share in the second quarter of 1995, and from $0.38 per share to $0.44 per share in the third quarter of 1994.

(d)   Performance ratios are based on annualized net income amounts.

(e) For all periods presented, risk-based capital and leverage ratios exclude the assets and off-balance sheet financial instruments of the Corporation's securities subsidiary, Chemical Securities Inc., as well as the Corporation's investment in this subsidiary. These ratios also exclude the net unfavorable impact on stockholder's equity of $135 million in 1995 and $296 million in 1994 resulting from the adoption of SFAS 115.

*  Estimated




                                   UNAUDITED

                 CHEMICAL BANKING CORPORATION and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)

                                                                                                     Three Months Ended
                                                                                            ---------------------------------------
                                                                                            Sept. 30,       June 30,      Sept. 30,
                                                                                              1995            1995           1994
                                                                                            ---------       --------      ---------
INTEREST INCOME
Loans                                                                                       $  1,844        $  1,770       $  1,473
Securities                                                                                       535             513            422
Trading Assets                                                                                   211             205            181
Federal Funds Sold and Securities Purchased Under Resale Agreements                              181             212            151
Deposits with Banks                                                                               62              67             86
                                                                                            --------        --------       --------
    Total Interest Income                                                                      2,833           2,767          2,313
                                                                                            --------        --------       --------

INTEREST EXPENSE
Deposits                                                                                         943             931            597
Short-Term and Other Borrowings                                                                  559             536            405
Long-Term Debt                                                                                   134             138            134
                                                                                            --------        --------       --------
    Total Interest Expense                                                                     1,636           1,605          1,136
                                                                                            --------        --------       --------

NET INTEREST INCOME                                                                            1,197           1,162          1,177
Provision for Losses                                                                             122             120            100
                                                                                            --------        --------       --------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                                 1,075           1,042          1,077
                                                                                            --------        --------       --------

NONINTEREST REVENUE
Trust and Investment Management Fees                                                              96              97            104
Corporate Finance and Syndication Fees                                                           157             129             97
Service Charges on Deposit Accounts                                                               75              76             78
Fees for Other Financial Services                                                                307             290            285
Trading Revenue                                                                                  213             171            212
Securities Gains                                                                                  47              69              6
Other Revenue                                                                                     82             129            202
                                                                                            --------        --------       --------
    Total Noninterest Revenue                                                                    977             961            984
                                                                                            --------        --------       --------

NONINTEREST EXPENSE
Salaries                                                                                         616             557            574
Employee Benefits                                                                                104             117            108
Occupancy Expense                                                                                131             129            145
Equipment Expense                                                                                 97              97            100
Foreclosed Property Expense                                                                       --             (14)             2
Other Expense                                                                                    309             362            382
                                                                                            --------        --------       --------
    Total Noninterest Expense                                                                  1,257           1,248          1,311
                                                                                            --------        --------       --------

INCOME BEFORE INCOME TAX EXPENSE                                                                 795             755            750
Income Tax Expense                                                                               318             302            311
                                                                                            --------        --------       --------

NET INCOME                                                                                 $     477        $    453       $    439
                                                                                           =========        ========       ========
NET INCOME APPLICABLE TO COMMON STOCK                                                      $     452        $    427       $    396
                                                                                           =========        ========       ========

INCOME PER COMMON SHARE:
    Primary                                                                                $    1.74        $   1.72       $   1.59
                                                                                           =========        ========       ========
    Assuming Full Dilution                                                                 $    1.70        $   1.68       $   1.56
                                                                                           =========        ========       ========


                                                   UNAUDITED

                                 CHEMICAL BANKING CORPORATION and Subsidiaries
                                        CONSOLIDATED STATEMENT OF INCOME
                                      (in millions, except per share data)

                                                                                              Nine Months Ended
                                                                                                September 30,
                                                                                             -------------------
                                                                                             1995           1994
                                                                                             ----           ----
INTEREST INCOME
Loans                                                                                   $   5,275       $  4,155
Securities                                                                                  1,553          1,270
Trading Assets                                                                                615            545
Federal Funds Sold and Securities Purchased Under Resale Agreements                           612            372
Deposits with Banks                                                                           211            280
                                                                                        ---------       --------
    Total Interest Income                                                                   8,266          6,622
                                                                                        ---------       --------

INTEREST EXPENSE
Deposits                                                                                    2,725          1,660
Short-Term and Other Borrowings                                                             1,614          1,056
Long-Term Debt                                                                                412            401
                                                                                        ---------       --------
    Total Interest Expense                                                                  4,751          3,117
                                                                                        ---------       --------

NET INTEREST INCOME                                                                         3,515          3,505
Provision for Losses                                                                          362            465
                                                                                        ---------       --------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                              3,153          3,040
                                                                                        ---------       --------

NONINTEREST REVENUE
Trust and Investment Management Fees                                                          284            322
Corporate Finance and Syndication Fees                                                        405            272
Service Charges on Deposit Accounts                                                           225            222
Fees for Other Financial Services                                                             891            854
Trading Revenue                                                                               440            600
Securities Gains                                                                               98             65
Other Revenue                                                                                 465            447
                                                                                        ---------       --------
    Total Noninterest Revenue                                                               2,808          2,782
                                                                                        ---------       --------

NONINTEREST EXPENSE
Salaries                                                                                    1,719          1,634
Employee Benefits                                                                             328            329
Occupancy Expense                                                                             395            431
Equipment Expense                                                                             295            275
Foreclosed Property Expense                                                                   (21)            39
Other Expense                                                                               1,035          1,160
                                                                                        ---------       --------
    Total Noninterest Expense Before Restructuring Charge                                   3,751          3,868
Restructuring Charge                                                                           --             48
                                                                                        ---------       --------
    Total Noninterest Expense                                                               3,751          3,916
                                                                                        ---------       --------

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT
   OF ACCOUNTING CHANGE                                                                     2,210          1,906
Income Tax Expense                                                                            884            791
                                                                                        ---------       --------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE                                                   1,326          1,115
Effect of Change in Accounting Principle                                                      (11)            --
                                                                                        ---------       --------
NET INCOME                                                                              $   1,315       $  1,115
                                                                                        =========       ========
NET INCOME APPLICABLE TO COMMON STOCK                                                   $   1,234       $  1,007
                                                                                        =========       ========

PER COMMON SHARE:
Primary:
    Income Before Effect of Accounting Change                                           $    4.95       $   3.98
    Effect of Change in Accounting Principle                                                (0.04)            --
                                                                                       ----------      ---------
    Net Income                                                                          $    4.91       $   3.98
                                                                                       ==========      =========
Assuming Full Dilution:
    Income Before Effect of Accounting Change                                           $    4.66       $   3.92
    Effect of Change in Accounting Principle                                                (0.04)            --
                                                                                       ----------     ----------
    Net Income                                                                          $    4.62       $   3.92
                                                                                       ==========     ==========




                                   UNAUDITED

                 CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST REVENUE DETAIL
                                 (in millions)


                                                                     Three Months Ended                        Nine Months Ended
                                                         ----------------------------------------          ------------------------
                                                         Sept. 30,        June 30,       Sept. 30,                 September 30,
                                                             1995            1995            1994              1995            1994
                                                         --------         -------        --------              ----            ----
TRUST AND INVESTMENT MANAGEMENT FEES:
Personal Trust Fees                                        $   51          $   53          $   49           $   154         $   156
Corporate and Institutional Trust Fees                         34              33              45                98             136
Other, primarily Foreign Asset Management                      11              11              10                32              30
                                                           ------          ------          ------           -------         -------
    Total                                                  $   96          $   97          $  104           $   284         $   322
                                                           ======          ======          ======           =======         =======

FEES FOR OTHER FINANCIAL SERVICES:
Credit Card Services Revenue                               $   87          $   83          $   79           $   250         $   229
Fees in Lieu of Compensating Balances                          47              47              49               141             156
Commissions on Letters of Credit and Acceptances               40              36              40               117             116
Loan Commitment Fees                                           22              20              21                66              66
Mortgage Servicing Fees                                        24              23              23                70              57
Other Fees                                                     87              81              73               247             230
                                                           ------          ------          ------           -------         -------
    Total                                                  $  307          $  290          $  285           $   891         $   854
                                                           ======          ======          ======           =======         =======

TRADING REVENUE:
Interest Rate Contracts                                    $   48          $   38          $   95           $   105         $   318
Foreign Exchange Revenue                                       70              66              56               211             156
Debt Instruments and Other                                     95              67              61               124             126
                                                           ------          ------          ------           -------         -------
    Total                                                  $  213          $  171          $  212           $   440         $   600
                                                           ======          ======          ======           =======         =======

OTHER REVENUE:
Revenue from Equity-Related Investments                    $   77          $  126          $   86           $   310         $   235
Net Gains (Losses) on Emerging Markets Bond Sales             (36)            (50)             80               (86)            125
All Other Revenue                                              41              53              36               241              87
                                                           ------          ------          ------           -------         -------
    Total                                                  $   82          $  129          $  202           $   465         $   447
                                                           ======          ======          ======           =======         =======



                 CHEMICAL BANKING CORPORATION and Subsidiaries
                           NONINTEREST EXPENSE DETAIL
                                 (in millions)


                                                                    Three Months Ended                          Nine Months Ended
                                                         ----------------------------------------              --------------------
                                                         Sept. 30,        June 30,       Sept. 30,                 September 30,
                                                             1995            1995            1994              1995            1994
                                                         --------         -------        --------              ----            ----
OTHER EXPENSE: (a)
Professional Services                                      $   50          $   53          $   55           $   157         $   160
Marketing Expense                                              44              51              45               138             142
FDIC Assessments                                               (3)(b)          36              39                70             122
Telecommunications                                             37              39              44               114             116
Amortization of Intangibles                                    25              27              29                80              85
All Other                                                     156             156             170               476             535
                                                           ------          ------          ------            ------          ------
    Total                                                  $  309          $  362          $  382            $1,035          $1,160
                                                           ======          ======          ======            ======          ======

(a) Certain prior period amounts have been reclassified to conform with the September 30, 1995 presentation.

(b) Includes the impact of a FDIC refund due to a reduction in the assessment rate.



                                                         UNAUDITED

                                       CHEMICAL BANKING CORPORATION and Subsidiaries
                                                CONSOLIDATED BALANCE SHEET
                                                       (in millions)


                                                                                   September 30,            September 30,
                                                                                           1995                     1994
                                                                                   ------------             ------------
ASSETS
Cash and Due from Banks                                                              $   7,118                 $   8,080
Deposits with Banks                                                                      3,690                     5,256
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                   13,348                    13,173
Trading Assets:
    Debt and Equity Instruments                                                         14,080                    11,467
    Risk Management Instruments                                                         19,750                    18,711
Securities:
    Held-to-Maturity                                                                     8,074                     8,695
    Available-for-Sale                                                                  26,017                    16,271
Loans (Net of Unearned Income)                                                          85,623                    77,138
Allowance for Credit Losses                                                             (2,405)                   (2,650)
Premises and Equipment                                                                   2,134                     2,114
Due from Customers on Acceptances                                                        1,200                     1,200
Accrued Interest Receivable                                                              1,301                     1,106
Assets Acquired as Loan Satisfactions                                                       56                       669
Assets Held for Accelerated Disposition                                                    202                        --
Other Assets                                                                             7,665                     8,104
                                                                                     ---------                 ---------
    TOTAL ASSETS                                                                     $ 187,853                 $ 169,334
                                                                                     =========                 =========

LIABILITIES
Deposits:
    Demand (Noninterest Bearing)                                                     $  18,482                 $  20,430
    Time and Savings                                                                    45,826                    46,338
    Foreign                                                                             32,480                    26,193
                                                                                     ---------                 ---------
        Total Deposits                                                                  96,788                    92,961
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                    30,911                    19,469
Other Borrowed Funds                                                                    14,690                    14,969
Acceptances Outstanding                                                                  1,203                     1,207
Accounts Payable and Accrued Liabilities                                                 2,790                     2,385
Other Liabilities                                                                       22,103                    18,980
Long-Term Debt                                                                           7,537                     8,555
                                                                                     ---------                 ---------
    TOTAL LIABILITIES                                                                  176,022                   158,526
                                                                                     ---------                 ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                          1,250                     1,450
Common Stock                                                                               255                       254
Capital Surplus                                                                          6,444                     6,545
Retained Earnings                                                                        4,153                     3,221
Net Unrealized Loss on Securities Available-for-Sale, Net of Taxes                        (135)                     (296)
Treasury Stock, at Cost                                                                   (136) (a)                 (366)
                                                                                     ---------                 ---------
    TOTAL STOCKHOLDERS' EQUITY                                                          11,831                    10,808
                                                                                     ---------                 ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 187,853                 $ 169,334
                                                                                     =========                 =========



(a) During the first nine months of 1995, the Corporation repurchased 8.3 million shares of its common stock in the open market under previously announced common stock buyback plans.



                                                          UNAUDITED

                                        CHEMICAL BANKING CORPORATION and Subsidiaries
                                              CONSOLIDATED STATEMENT OF CHANGES
                                                   IN STOCKHOLDERS' EQUITY
                                                        (in millions)

                                                                                                     Nine Months Ended
                                                                                                       September 30,
                                                                                                 ---------------------------
                                                                                                 1995                   1994
                                                                                                 ----                   ----

BALANCE AT JANUARY 1,                                                                       $  10,712              $  11,164
                                                                                            ----------             ---------

Net Income                                                                                      1,315                  1,115
Dividends Declared:
    Preferred Stock                                                                               (81)                   (96)
    Common Stock                                                                                 (354)                  (299)
Issuance of Preferred Stock                                                                        --                    200
Conversion of Preferred Stock                                                                    (200)(a)                 --
Redemption of Preferred Stock                                                                      --                   (404)
Premium on Redemption of Preferred Stock                                                           --                    (12)
Issuance of Common Stock                                                                            1                      1
Net Change in Capital Surplus                                                                     (93)(a)                 15
Restricted Stock Granted, Net of Amortization                                                      (7)                   (11)
Net Change in Treasury Stock                                                                      225 (a)               (354)
Net Change in the Fair Value of Available-for-Sale Securities, Net of Taxes                       303                   (511)
Accumulated Translation Adjustment                                                                 10                     --
                                                                                            ---------              ---------
  Net Change in Stockholders' Equity                                                            1,119                   (356)
                                                                                            ---------              ---------

BALANCE AT SEPTEMBER 30,                                                                    $  11,831              $  10,808
                                                                                            =========              =========


(a) During the second quarter of 1995, the Corporation called all of the outstanding shares of its 10% convertible preferred stock for redemption. Substantially all of the 10% convertible preferred stock was converted to common stock. The common stock from the conversion was issued from treasury.



                                   UNAUDITED

                 CHEMICAL BANKING CORPORATION and Subsidiaries
                LOAN PORTFOLIO AND ALLOWANCE RELATED INFORMATION
                          (in millions, except ratios)

                                                                      Loans Outstanding                     Nonperforming Assets
                                                                 -------------------------                 ------------------------
                                                                        September 30,                           September 30,
                                                                 1995                 1994                 1995                1994
                                                                 ----                 ----                 ----                ----
Domestic Commercial:
        Commercial Real Estate                              $   5,229           $    6,361           $      215          $      570
        Other Commercial                                       25,864               23,867                  307                 474
                                                            ---------           ----------           ----------          ----------
            Total Commercial Loans                             31,093               30,228                  522               1,044
                                                            ---------           ----------           ----------          ----------
Domestic Consumer:
        Residential Mortgage                                   18,170               13,152                  132                 147
        Credit Card                                            10,737                8,329                   --                  --
        Other Consumer                                          7,766                6,990                    4                  23
                                                            ---------           ----------           ----------          ----------
            Total Consumer Loans                               36,673               28,471                  136                 170
                                                            ---------           ----------           ----------          ----------
Total Domestic Loans                                           67,766               58,699                  658               1,214
Foreign                                                        17,857               18,439                  333                 310
                                                            ----------          ----------           ----------          ----------
Total Loans                                                 $  85,623           $   77,138                  991               1,524
                                                            =========           ==========

Assets Acquired as Loan Satisfactions                                                                        56                 669
                                                                                                     ----------          ----------
Total Nonperforming Assets                                                                           $    1,047          $    2,193
                                                                                                     ==========          ==========

ASSETS HELD FOR ACCELERATED DISPOSITION                                                              $      202          $       --
                                                                                                     ==========          ==========



                                                                     Three Months Ended                        Nine Months Ended
                                                                       September 30,                             September 30,
                                                                 -------------------------                 ------------------------
                                                                 1995                 1994                 1995                1994
                                                                 ----                 ----                 ----                ----
ALLOWANCE FOR CREDIT LOSSES:
Balance at Beginning of Period                             $    2,430           $    2,676           $    2,480          $    3,020
Provision for Losses                                              122                  100                  362                 465
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate                                    (11)                 (20)                 (39)               (143)
        Other Commercial                                           (1)                  (9)                 (33)                (96)
                                                           ----------           ----------           ----------          ----------
            Total Commercial                                      (12)                 (29)                 (72)               (239)
                                                           ----------           ----------           ----------          ----------
    Domestic Consumer:
        Residential                                               (18)                 (12)                 (45)                (24)
        Credit Card                                              (110)                 (84)                (307)               (247)
        Other Consumer                                             (9)                  (4)                 (24)                (13)
                                                           ----------           ----------           ----------          ----------
            Total Consumer                                       (137)                (100)                (376)               (284)
                                                           ----------           ----------           ----------          ----------
    Total Domestic Net Charge-offs                               (149)                (129)                (448)               (523)
    Foreign                                                         2                    4                   11                (314)
                                                           ----------           ----------           ----------          ----------
    Total Net Charge-offs                                        (147)                (125)                (437)               (837)
Other                                                              --                   (1)                  --                   2
                                                           ----------           ----------           ----------          ----------
            Total Allowance for Credit Losses              $    2,405           $    2,650           $    2,405          $    2,650
                                                           ==========           ==========           ==========          ==========

ALLOWANCE COVERAGE RATIOS:
Allowance for Credit Losses to:
    Loans at Period-End                                                                                    2.81%               3.44%
    Average Loans                                                                                          2.95%               3.55%
    Nonperforming Loans                                                                                  242.68%             173.88%




                                   UNAUDITED

                 CHEMICAL BANKING CORPORATION and Subsidiaries
        Condensed Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                         Three Months Ended                              Three Months Ended
                                                         September 30, 1995                              September 30, 1994
                                               ---------------------------------------         -------------------------------------
                                               Average                        Rate             Average                       Rate
                                               Balance       Interest     (Annualized)         Balance      Interest    (Annualized)
                                               -------       --------     ------------         -------      --------    ------------
ASSETS
Liquid Interest-Earning Assets               $  28,576       $   454          6.30%          $  28,350       $   418          5.85%
Securities                                      29,531           537          7.21%             25,717           425          6.56%
Loans                                           85,057         1,849          8.61%             75,387         1,477          7.78%
                                             ---------       -------                         ---------       -------
Total Interest-Earning Assets                  143,164         2,840          7.87%            129,454         2,320          7.11%
Total Noninterest-Earning Assets                38,362                                          39,525
                                             ---------                                       ---------
    Total Assets                             $ 181,526                                       $ 168,979
                                             =========                                       =========

LIABILITIES
Total Interest-Bearing Deposits              $  76,611           943          4.88%          $  71,480           597          3.31%
Total Short-Term and Other Borrowings           38,302           559          5.78%             32,049           405          5.02%
Long-Term Debt                                   7,510           134          7.09%              8,546           134          6.22%
                                             ---------       -------                         ---------       -------
Total Interest-Bearing Liabilities             122,423         1,636          5.30%            112,075         1,136          4.02%
                                                             -------                                         -------
Total Noninterest-Bearing Liabilities           47,511                                          46,110
                                             ---------                                       ---------
    Total Liabilities                          169,934                                         158,185
                                             ---------                                       ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                  1,250                                           1,511
Common Stockholders' Equity                     10,342                                           9,283
                                             ---------                                       ---------
    Total Stockholders' Equity                  11,592                                          10,794
                                             ---------                                       ---------
    Total Liabilities and Stockholders'
       Equity                                $ 181,526                                       $ 168,979
                                             =========                                       =========
INTEREST RATE SPREAD                                                          2.57%                                           3.09%
                                                                              =====                                           =====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                              $  1,204          3.34%                         $  1,184          3.63%
                                                            ========          =====                         ========          =====



                                                         Nine Months Ended                               Nine Months Ended
                                                         September 30, 1995                              September 30, 1994
                                               ---------------------------------------         -------------------------------------
                                               Average                        Rate             Average                       Rate
                                               Balance      Interest      (Annualized)         Balance      Interest    (Annualized)
                                               -------      --------      ------------         -------      --------    ------------
ASSETS
Liquid Interest-Earning Assets               $  29,322      $  1,438          6.56%          $  28,546      $  1,197          5.61%
Securities                                      28,408         1,563          7.35%             26,238         1,276          6.50%
Loans                                           81,645         5,286          8.65%             74,674         4,165          7.45%
                                             ---------      --------                         ---------      --------
Total Interest-Earning Assets                  139,375         8,287          7.94%            129,458         6,638          6.85%
Total Noninterest-Earning Assets                39,774                                          36,292
                                             ---------                                       ---------
    Total Assets                             $ 179,149                                       $ 165,750
                                             =========                                       =========

LIABILITIES
Total Interest-Bearing Deposits              $  75,814         2,725          4.80%          $  72,702         1,660          3.05%
Total Short-Term and Other Borrowings           36,519         1,614          5.90%             30,242         1,056          4.67%
Long-Term Debt                                   7,634           412          7.22%              8,472           401          6.33%
                                             ---------      --------                         ---------      --------
Total Interest-Bearing Liabilities             119,967         4,751          5.29%            111,416         3,117          3.74%
                                                            --------                                        --------
Total Noninterest-Bearing Liabilities           48,046                                          43,335
                                             ---------                                       ---------
    Total Liabilities                          168,013                                         154,751
                                             ---------                                       ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                  1,357                                           1,623
Common Stockholders' Equity                      9,779                                           9,376
                                             ---------                                       ---------
    Total Stockholders' Equity                  11,136                                          10,999
                                             ---------                                       ---------
    Total Liabilities and Stockholders'
       Equity                                $ 179,149                                       $ 165,750
                                             =========                                       =========
INTEREST RATE SPREAD                                                          2.65%                                           3.11%
                                                                              =====                                           =====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                               $ 3,536          3.39%                          $ 3,521          3.63%
                                                            ========          =====                         ========          =====



